UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: August 11, 2006)
AMERUS GROUP CO.
(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA		50309-3948

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:     (515) 362-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 11, 2006, Aviva plc (“Aviva”) submitted Form A applications regarding the proposed indirect acquisition of the following life insurance companies owned, directly or indirectly, by AmerUs Group Co. (“AmerUs Group”): (i) AmerUs Life Insurance Company, (ii) American Investors Life Insurance Company, Inc., (iii) Financial Benefit Life Insurance Company, (iv) Indianapolis Life Insurance Company and (v) Bankers Life Insurance Company of New York.
The Form A application is filed in the domiciliary state of an insurance company and is the form pursuant to which an acquiring party seeks approval of the acquisition from the state’s Department of Insurance. Accordingly, filings were made in Iowa, Kansas, Indiana and New York.
As previously announced on July 13, 2006, Aviva will pay $69.00 per share in cash for each outstanding share of AmerUs Group common stock once the acquisition is completed.
The transaction, which was unanimously approved by the boards of directors of Aviva and AmerUs Group, is subject to customary closing conditions, including approval by AmerUs Group shareholders and the receipt of government and regulatory approvals, including approval of the Form A applications discussed above and the expiration of all waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Although there can be no assurances, we expect the transaction to close before December 31, 2006.
AmerUs Group is publicly traded on the New York Stock Exchange under the symbol “AMH.” Its headquarters are in Des Moines, Iowa, USA
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of AmerUs Group Co. by Aviva plc. In connection with the proposed acquisition, AmerUs Group will file with or furnish to the Securities and Exchange Commission all relevant materials, including a definitive proxy statement on Schedule 14A. AmerUs Group filed a preliminary proxy statement with the Securities and Exchange Commission on August 11, 2006. SECURITY HOLDERS OF AMERUS GROUP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING AMERUS GROUP’S DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Security holders may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed or furnished by AmerUs Group at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, free copies of the definitive proxy statement (when it becomes available) and other documents will also be available on AmerUs Group’s website at www.amerus.com. The definitive proxy statement and other relevant documents may also be obtained for free from AmerUs Group by directing such request to Investor Relations, AmerUs Group, PO Box 1555, Des Moines, Iowa 50306-1555. The contents of the websites referenced above are not deemed to be incorporated by reference into the definitive proxy statement.

Participants in Solicitation
AmerUs Group and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding all of AmerUs Group’s participants in the solicitation is included in the preliminary proxy statement filed by AmerUs Group with the Securities and Exchange Commission on August 11, 2006, as may be supplemented or amended by the definitive proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from AmerUs Group at www.amerus.com or by directing such request to the address provided in the section above.
Cautionary Statement Regarding Forward-Looking Statements
This document contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar and related expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on AmerUs Group. Such forward-looking statements are not guarantees of future events. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: (1) the shareholders of AmerUs Group may not approve the merger agreement at the special shareholder meeting; (2) the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (3) the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; or (4) other factors that may be referred to in AmerUs Group’s reports filed with or furnished to the Securities and Exchange Commission from time to time. There can be no assurance that other factors not currently anticipated by AmerUs Group will not materially and adversely affect future events. Security holders are cautioned not to place undue reliance on any forward-looking statements made by AmerUs Group or on its behalf. Forward-looking statements speak only as of the date the statement was made. AmerUs Group undertakes no obligation to update or revise any forward-looking statement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.
By:	/s/ Melinda Urion
Melinda Urion
Executive Vice President, Chief Financial Officer & Treasurer

Dated: August 23, 2006